Exhibit 99

                           Forward-Looking Statements

     From time to time, the Company may make or publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, and similar matters. Such statements are necessarily estimates reflecting the Company's best judgement based on current information. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Such statements are usually identified by the use of words or phases such as "believes," "anticipates," "expects," "estimates," "planned," "outlook," and "goal." Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experiences to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements.

     While it is impossible to identify all such factors, the risks and uncertainties that may affect the operations, performance and results of the Company's business include the following:

     (1) economic and competitive conditions in the markets in which the Company operates;

     (2) strikes or other work stoppages affecting the Company or its major customers or suppliers;

     (3) the Company's ability to continue to control and reduce its costs of storage and distribution;

     (4) the level of consumer demand in the states in which the Company operates for the Company's line of alcohol-based beverages;

     (5) supplier consolidation could result in brand realignment and the loss of certain products and customers;

     (6) the risks associated with the reliance on one or a few significant suppliers;

     (7) the impact of significant price increases or decreases in availability of certain alcohol-based beverages distributed by the Company;

     (8) the nature and extent of any current or future state and federal regulations regarding the distribution of alcohol-based beverages;

     (9)  changes  in  financial  markets  affecting  the  Company's   financial
          structure and the Company's costs of capital and borrowed money;

     (10) any other factors which may be identified from time to time in the Company's periodic SEC filings and other public announcements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements. The Company does not intend to update forward-looking statements.